Exhibit 99.1

Contacts:	Robert Jaffe
PondelWilkinson Inc.
(310) 279-5980

LANNETT REPORTS FISCAL 2011 SECOND QUARTER FINANCIAL RESULTS

Philadelphia, PA — February 10, 2011 — Lannett Company, Inc. (NYSE AMEX: LCI) today reported financial results for the fiscal 2011 second quarter and first six months ended December 31, 2010.

For the second quarter of fiscal 2011, net sales rose to $30.0 million, compared with $28.7 million for the second quarter of fiscal 2010.  Gross profit increased to $8.4 million from $8.1 million for the same period in the prior year.  Research and development expenses decreased to $1.7 million from $2.7 million in the fiscal 2010 second quarter.  Selling, general and administrative (SG&A) expenses declined to $2.9 million from $4.0 million in the same quarter of the prior year.  Operating income climbed to $3.8 million from $1.3 million in the fiscal 2010 second quarter.  Net income attributable to Lannett Company was $2.4 million, or $0.09 per diluted share, compared with $55,000, or $0.00 per diluted share, for the prior year second quarter.

In December, the company completed a secondary offering of its common stock for a total of 3,250,000 shares, with net proceeds of approximately $14.9 million.  The additional shares issued did not have a significant impact on weighted shares outstanding due to the timing of the offering.

“Our financial performance in the fiscal 2011 second quarter was driven by higher sales of certain key products, notably Oxycodone HCI Oral Solution, Levothyroxine Sodium Tablets, and OB Natal® One Tablets, as well as lower operating expenses,” said Arthur Bedrosian, president and chief executive officer of Lannett.  “We continue to be impacted by a dearth of product approvals, due to the FDA backlog.  We believe, however, that several drug applications, including our New Drug Application for Morphine Sulfate Oral Solution, will soon be approved, subject to a positive facility inspection by the FDA, which is expected to be completed shortly.”

For the first six months of fiscal 2011, net sales were $55.4 million compared with $60.2 million for the comparable period of fiscal 2010.  Gross profit was $14.3 million, compared with $19.6 million for the same period in the prior year.  R&D expenses decreased to $3.7 million from $5.8 million in the first half of fiscal 2010.  SG&A expenses decreased to $7.5 million from $7.8 million in the same period of the prior year.  Net income attributable to Lannett Company was $1.9 million, or $0.08 per diluted share, compared with $2.9 million, or $0.12 per diluted share, for the first half of the prior year.

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. EST to review its results of operations for the 2011 fiscal second quarter ended December 31, 2010.  The conference call will be available to interested parties by dialing 888-771-4371 from the U.S. or Canada, or 847-585-4405 from international locations, passcode 28870675.  The conference call will also be available through a live audio Internet broadcast at www.lannett.com.  The call will be archived and accessible at this site for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance and regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of indications.  For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance.  Any such statements, including, but not limited to, the expected positive FDA inspection results of the company’s manufacturing facility and product approvals, including the company’s New Drug Application for Morphine Sulfate Oral Solution, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time.  These forward-looking statements represent the company’s judgment as of the date of this news release.  The company disclaims any intent or obligation to update these forward-looking statements.

# # #

FINANCIAL TABLES FOLLOW

LANNETT COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended		Six months ended
	December 31,		December 31,
	2010	2009	2010	2009

Net sales	$30,039,257	$28,716,713	$55,435,184	$60,151,702
Cost of sales	21,669,746	19,892,781	40,569,794	38,905,099
Amortization of intangible assets	473,456	448,666	922,123	897,333
Product royalties	(460,631)	298,288	(317,360)	738,062

Gross profit	8,356,686	8,076,978	14,260,627	19,611,208

Research and development expenses	1,660,711	2,730,112	3,703,080	5,757,953
Selling, general, and administrative expenses	2,874,879	4,049,391	7,475,560	7,812,552
Gain on sale of investments	(2,124)	—	(14,765)	—
Gain on sale of assets	(1,266)	(235)	(1,266)	(235)

Operating income	3,824,486	1,297,710	3,098,018	6,040,938

Other income (expense):
Foreign currency gain	1,550	708	3,965	708
Interest income	3,877	21,184	15,108	44,283
Interest expense	(76,008)	(84,091)	(146,852)	(154,504)
	(70,581)	(62,199)	(127,779)	(109,513)

Income before income tax expense	3,753,905	1,235,511	2,970,239	5,931,425
Income tax expense	1,393,909	1,169,996	1,004,365	2,997,646
Net income	2,359,996	65,515	1,965,874	2,933,779
Less net income attributable to noncontrolling interest	(6,842)	(10,923)	(16,281)	(21,817)

Net income attributable to Lannett Company, Inc.	$2,353,154	$54,592	$1,949,593	$2,911,962

Earnings per common share - Lannett Company, Inc.:
Basic	$0.09	$0.00	$0.08	$0.12
Diluted	$0.09	$0.00	$0.08	$0.12

Weighted average number of shares outstanding:
Basic	25,420,474	24,713,006	25,160,002	24,623,284
Diluted	25,773,609	25,207,764	25,510,792	25,152,455

LANNETT COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	December 31, 2010	June 30, 2010

ASSETS
Current Assets
Cash and cash equivalents	$23,217,833	$21,895,648
Investment securities - available for sale	211,453	604,464
Trade accounts receivable (net of allowance of $123,363 and $123,192, respectively)	35,304,624	38,324,258
Inventories, net	21,404,083	19,056,868
Interest receivable	9,289	9,631
Prepaid taxes	532,366	—
Deferred tax assets	4,671,725	5,337,391
Other current assets	2,491,071	2,506,114
Total Current Assets	87,842,444	87,734,374

Property, plant and equipment	53,312,268	50,160,114
Less accumulated depreciation	(22,938,544)	(21,531,845)
	30,373,724	28,628,269

Construction in progress	3,896,439	2,939,898
Investment securities - available for sale	182,939	183,742
Intangible assets (product rights) - net of accumulated amortization	6,863,175	7,785,298
Deferred tax assets	11,513,691	12,544,330
Other assets	129,830	147,886
Total Assets	$140,802,242	$139,963,797

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current Liabilities
Accounts payable	$14,308,432	$16,280,675
Accrued expenses	1,135,201	3,464,181
Accrued payroll and payroll related	915,469	6,304,465
Income taxes payable	—	1,479,658
Current portion of long-term debt	303,598	4,851,278
Rebates, chargebacks and returns payable	14,033,892	15,249,412
Total Current Liabilities	30,696,592	47,629,669

Long-term debt, less current portion	2,773,547	2,868,549
Unearned grant funds	500,000	500,000
Other long-term liabilities	5,135	7,864
Total Liabilities	33,975,274	51,006,082
Commitment and Contingencies	—	—

SHAREHOLDERS’ EQUITY
Common stock - authorized 50,000,000 shares, par value $0.001; issued and outstanding, 28,330,933 and 24,882,123 shares, respectively	28,331	24,882
Additional paid in capital	95,993,352	79,862,940
Retained earnings	11,514,225	9,564,632
Noncontrolling interest	118,263	111,982
Accumulated other comprehensive income	45,100	44,692
	107,699,271	89,609,128
Less: Treasury stock at cost - 156,611 and 110,108 shares, respectively	(872,303)	(651,413)
TOTAL SHAREHOLDERS’ EQUITY	106,826,968	88,957,715

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$140,802,242	$139,963,797